EXHIBIT 2

AMENDED JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock of the Issuer and further agree that this Amended Joint Filing Agreement be included as an Exhibit to such joint filings.

Date:    December 9, 2016

STILWELL ACTIVIST FUND, L.P.

By:	STILWELL VALUE LLC
General Partner

/s/ Megan Parisi
	By:	Megan Parisi
Member

STILWELL ACTIVIST INVESTMENTS, L.P.

By:	STILWELL VALUE LLC
General Partner

/s/ Megan Parisi
	By:	Megan Parisi
Member

STILWELL PARTNERS, L.P.

By:	STILWELL VALUE LLC
General Partner

/s/ Megan Parisi
	By:	Megan Parisi
Member

STILWELL VALUE LLC

/s/ Megan Parisi
By:		Megan Parisi
Member

JOSEPH STILWELL

/s/ Joseph Stilwell*
Joseph Stilwell

*/s/ Megan Parisi
Megan Parisi
Attorney-In-Fact

SCHEDULE A

On March 16, 2015, Stilwell Value LLC and Joseph Stilwell consented to the entry of an administrative SEC order (the “Order”) that, among other things, (1) alleged violations of Sections 206(2), 206(4) and 207 of the Investment Advisers Act of 1940 and Rules 206(4)-7 and 206(4)-8 promulgated thereunder for failing to adequately disclose certain conflicts of interest presented by inter-fund loans between certain private investment partnerships managed by Stilwell Value LLC and/or Joseph Stilwell, (2) required Stilwell Value LLC and Joseph Stilwell to cease and desist from committing future violations of the provisions charged, (3) censured Stilwell Value LLC, (4) for a period of twelve months from entry of the Order, suspended Joseph Stilwell from association with any broker, dealer, investment adviser, municipal securities dealer, municipal advisor, transfer agent, or nationally recognized statistical rating organization, (5) imposed upon Stilwell Value LLC the obligation to (i) repay $193,356 in management fees (plus prejudgment interest of $45,801), (ii) pay a $250,000 civil money penalty, (6) imposed a $100,000 civil money penalty upon Joseph Stilwell, and (7) required Stilwell Value LLC to retain an independent monitor for three years to review and assess, on an on-going basis, the adequacy of certain policies, procedures, controls, and disclosures. No investor suffered monetary loss from the alleged conduct. All of the penalty and repayment obligations in the Order have been fully discharged.